Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Fourth Quarter Fiscal 2019 Financial Results
Dallas, Texas (September 4, 2019) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter and year ended July 31, 2019.
For the three months ended July 31, 2019, revenue, gross profit, and net income were $542.6 million, $242.6 million, and $153.5 million, respectively. These represent an increase in revenue of $93.4 million, or 20.8%; an increase in gross profit of $54.2 million, or 28.8%; and an increase in net income of $43.7 million, or 39.9%, respectively, from the same period last year. Fully diluted earnings per share for the three months were $0.64 compared to $0.45 last year, an increase of 42.2%.
For the year ended July 31, 2019, revenue, gross profit, and net income were $2.0 billion, $898.3 million, and $591.7 million, respectively. These represent an increase in revenue of $236.3 million, or 13.1%; an increase in gross profit of $136.0 million, or 17.8%; and an increase in net income of $173.8 million, or 41.6%, respectively, from the same period last year. Fully diluted earnings per share for the year ended July 31, 2019 were $2.46 compared to $1.73 last year, an increase of 42.2%.
The operating results for the year ended July 31, 2018 were adversely affected by abnormal costs of $79.7 million incurred as a result of Hurricane Harvey. These costs included temporary storage facilities; abnormally high costs for subhaulers; increased labor costs due to overtime; travel and lodging due to the reassignment of employees to the affected region; and equipment lease expenses to handle the increased volume, as well as cost of vehicle sales. These costs, net of the associated revenues of $66.9 million generated a pre-tax loss of $12.8 million for the year ended July 31, 2018.
Excluding the impact of income taxes on the deemed repatriation of foreign earnings, net of deferred tax changes, discrete income tax items, disposals of non-operating assets, impairment of long-lived assets, acquisition related fees and integration charges, reserve for legacy sales tax liabilities; foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises, and the effect on common equivalent shares from ASU 2016-09, non-GAAP fully diluted earnings per share for the three months ended July 31, 2019 and 2018, were $0.60 and $0.42, respectively. Non-GAAP fully diluted earnings per share for the year ended July 31, 2019 and 2018, were $2.25 and $1.73, respectively. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Thursday, September 5, 2019, at 11:00 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at http://stream.conferenceamerica.com/copart090519. A replay of the call will be available through October 29, 2019 by calling (877) 919-4059. Use confirmation code: 52506215.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 Members in over 170 countries. Copart offers services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters, and in some cases, to end users. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers and also sells vehicles sourced from individual owners. With operations at over 200 locations in 11 countries, Copart has more than 125,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (avk.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of income taxes on the deemed repatriation of foreign earnings, net of deferred tax changes, discrete income tax items, disposals of non-operating assets, impairment of long-lived assets, acquisition related fees and integration charges, reserve for legacy sales tax liabilities; foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises, and the effect on common equivalent shares from ASU 2016-09. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance. From a financial planning and analysis perspective, Copart management analyzes its operating results with and without the impact of income taxes on the deemed repatriation of foreign earnings, net of deferred tax changes, discrete income tax items, disposals of non-operating assets, impairment of long-lived assets, acquisition related fees and integration charges, reserve for legacy sales tax liabilities; foreign currency-related gains and losses, certain income tax benefits and payroll taxes related to accounting for stock option exercises, and the effect on common equivalent shares from ASU 2016-09.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Hunter, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.hunter@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2019	2018	2019	2018
Service revenues and vehicle sales:
Service revenues	$470,399	$391,661	$1,755,694	$1,578,502
Vehicle sales	72,176	57,562	286,263	227,193
Total service revenues and vehicle sales	542,575	449,223	2,041,957	1,805,695
Operating expenses:
Yard operations	217,089	185,914	819,753	785,768
Cost of vehicle sales	65,552	50,313	255,504	196,461
Yard depreciation and amortization	15,745	23,613	63,167	57,230
Yard stock-based compensation	1,570	958	5,191	3,870
Gross profit	242,619	188,425	898,342	762,366
General and administrative	39,772	42,794	141,885	136,171
General and administrative depreciation and amortization	5,770	4,639	21,728	21,368
General and administrative stock-based compensation	4,275	5,024	18,254	19,351
Impairment of long-lived assets	—	1,131	—	1,131
Total operating expenses	349,773	314,386	1,325,482	1,221,350
Operating income	192,802	134,837	716,475	584,345
Other (expense) income:
Interest expense, net	(4,255)	(3,982)	(17,585)	(19,075)
Other (expense) income, net	(1,477)	1,874	6,061	(2,759)
Total other expense	(5,732)	(2,108)	(11,524)	(21,834)
Income before income taxes	187,070	132,729	704,951	562,511
Income tax expense	33,574	22,988	113,258	144,504
Net income	153,496	109,741	591,693	418,007
Net (loss) income attributable to noncontrolling interest	—	(7)	—	140
Net income attributable to Copart, Inc.	$153,496	$109,748	$591,693	$417,867

Basic net income per common share	$0.67	$0.47	$2.57	$1.80
Weighted average common shares outstanding	229,204	232,995	230,489	231,793

Diluted net income per common share	$0.64	$0.45	$2.46	$1.73
Diluted weighted average common shares outstanding	238,354	244,406	240,453	241,877

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31, 2019	July 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$186,319	$274,520
Accounts receivable, net	367,265	351,601
Vehicle pooling costs	76,548	34,284
Inventories	20,941	16,734
Income taxes receivable	19,526	15,312
Prepaid expenses and other assets	16,568	16,665
Total current assets	687,167	709,116
Property and equipment, net	1,427,726	1,163,425
Intangibles, net	55,156	64,892
Goodwill	333,321	337,235
Deferred income taxes	411	470
Other assets	43,836	32,560
Total assets	$2,547,617	$2,307,698

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$270,918	$270,944
Deferred revenue	6,466	4,488
Income taxes payable	3,482	673
Current portion of revolving loan facility and capital lease obligations	1,138	1,151
Total current liabilities	282,004	277,256
Deferred income taxes	48,683	19,733
Income taxes payable	35,116	27,277
Long-term debt, revolving loan facility, and capital lease obligations, net of discount	400,091	398,747
Other liabilities	3,342	3,586
Total liabilities	769,236	726,599
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	23	23
Additional paid-in capital	572,559	526,858
Accumulated other comprehensive loss	(132,529)	(107,928)
Retained earnings	1,338,328	1,162,146
Total stockholders’ equity	1,778,381	1,581,099
Total liabilities and stockholders’ equity	$2,547,617	$2,307,698

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended July 31,
	2019	2018
Cash flows from operating activities:
Net income	$591,693	$418,007
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	85,334	79,040
Allowance for doubtful accounts	(429)	1,142
Impairment of long-lived assets	—	1,157
Equity in losses of unconsolidated affiliates	419	750
Stock-based compensation	23,445	23,221
(Gain) loss on sale of property and equipment	(3,073)	3,240
Deferred income taxes	23,167	16,717
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(60,808)	(40,335)
Vehicle pooling costs	(16,418)	(3,353)
Inventories	(4,719)	(3,959)
Prepaid expenses and other current assets	(204)	(776)
Other assets	(12,061)	70
Accounts payable and accrued liabilities	11,126	53,320
Deferred revenue	2,056	(520)
Income taxes receivable	(4,215)	(8,916)
Income taxes payable	10,669	(3,149)
Other liabilities	664	(587)
Net cash provided by operating activities	646,646	535,069

Cash flows from investing activities:
Purchases of property and equipment, including acquisitions	(374,628)	(296,697)
Proceeds from sale of property and equipment	18,361	6,425
Proceeds from sale of majority-owned subsidiary	—	1,796
Net cash used in investing activities	(356,267)	(288,476)

Cash flows from financing activities:
Proceeds from the exercise of stock options	34,398	44,459
Proceeds from the issuance of Employee Stock Purchase Plan shares	7,183	5,853
Repurchases of common stock	(364,997)	—
Payments for employee stock-based tax withholdings	(46,888)	(1,115)
Net repayments on revolving loan facility	—	(231,000)
Distributions to noncontrolling interest	—	(235)
Net cash used in financing activities	(370,304)	(182,038)
Effect of foreign currency translation	(8,276)	(135)
Net (decrease) increase in cash and cash equivalents	(88,201)	64,420
Cash and cash equivalents at beginning of period	274,520	210,100
Cash and cash equivalents at end of period	$186,319	$274,520
Supplemental disclosure of cash flow information:
Interest paid	$19,289	$20,343
Income taxes paid, net of refunds	$82,448	$142,161

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2019	2018	2019	2018
GAAP net income attributable to Copart, Inc.	$153,496	$109,748	$591,693	$417,867
Effect of deemed repatriation of foreign earnings, net of deferred tax changes	—	(2,870)	—	8,131
Effect of discrete income tax items	—	—	(10,170)	—
Effect of disposal of non-operating assets, net of tax	—	—	—	2,994
Effect of impairment of long-lived assets, net of tax	—	916	(1,598)	916
Effect of acquisition related fees and integration charges, net of tax	—	1,521	—	1,521
Effect of reserve for legacy sales tax liabilities, net of tax	978	1,017	978	1,017
Effect of foreign currency-related losses (gains), net of tax	48	(415)	(256)	452
Effect of recognizing tax benefit on exercise of employee stock options	(12,007)	(11,821)	(46,103)	(21,269)
Effect of payroll taxes on certain executive stock compensation, net of tax	—	4,514	1,295	4,514
Non-GAAP net income attributable to Copart, Inc.	$142,515	$102,610	$535,839	$416,143

GAAP net income per diluted common share	$0.64	$0.45	$2.46	$1.73
Non-GAAP net income per diluted common share	$0.60	$0.42	$2.25	$1.73

GAAP diluted weighted average common shares outstanding	238,354	244,406	240,453	241,877
Effect on common equivalent shares from ASU 2016-09	(1,633)	(2,586)	(1,870)	(646)
Non-GAAP diluted weighted average common shares outstanding	236,721	241,820	238,583	241,231

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000